Exhibit 10.6

CONFIDENTIAL

AMENDMENT #1 TO

SETTLEMENT AGREEMENT

THIS AMENDMENT NO. 1 TO SETTLEMENT AGREEMENT (this "Amendment") is made and entered into effective as of January 4, 2012 by and among XHIBIT, LLC, a Nevada limited liability company, with its offices at 80 E. Rio Salado Parkway, Suite 611, Tempe, AZ 85281 (the "Company"), Xhibit Management Corp., a Nevada corporation and the manager of the Company, with its offices at 80 E. Rio Salado Parkway, Suite 611, Tempe, AZ 85281 (the "Manager") and JASON HRISSIKOPOULOS, a married individual, whose address is 3310 E. Huber Street, Mesa, AZ 85213 ("Hrissikopoulos") (collectively, the Company, the Manager and Hrissikopoulos are referred to herein as the "Parties" and each individually as a "Party").

RECITALS

The Parties entered into a Settlement Agreement (the "Agreement"), dated January 4, 2012, pursuant to which the Parties settled various claims.

The Parties now wish to amend the Agreement to, among other things, return all equity of Hrizzo, LLC ("Hrizzo") owned by the Company to Hrissikopoulos.

Section 4.12 of the Agreement permits amendment of the Agreement in writing, if signed by a duly authorized representative of each Party.

NOW, THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the Parties agree as follows:

1.          Definitions. Capitalized terms not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement.

2.          Article I. The following new Section 1.5 is added to Article I to the Agreement:

1.5.          Transfer of Equity in Hrizzo, LLC. The Company shall take all necessary action to transfer all of the equity of Hrizzo owned by the Company to Hrissikopoulos on or before January 31, 2012, but with an effective transfer date as of the Effective Date, and Hrissikopolous agrees to fully cooperate with the Company in accomplishing such transfer.

3.          No Other Changes.         The Agreement, as amended by this Amendment, is and will remain in full force and effect and each party hereto hereby expressly ratifies and affirms all such terms and conditions as of the date hereof. In the event of a conflict between the terms and conditions of this Amendment and the Agreement, the terms and conditions of this Amendment will govern.

4.          Miscellaneous. This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument. This Amendment will be governed by and construed in accordance with the laws of the State of Arizona, without regard to its conflict of laws provisions.

5.          Legal Representation. Each of the Parties stipulates and agrees that, in entering into this Amendment, it has relied upon the advice and representation of counsel and other advisors selected by it or has waived the right to do so.

[signatures appear on the following page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first above written.

The Company:

XHIBIT LLC, a Nevada limited liability company

By	/s/ Michael Schifsky
Its	CFO

Date:	1/17/12

The Manager:

Xhibit Management Corp., a Nevada corporation

By	/s/ Michael Schifsky
Its	CFO

Date:	1/17/12

Hrissikopoulos:

By	/s/ Jason Hrissikopoulos
Jason Hrissikopoulos

Date:	1/17/12

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